EXHIBIT 32.2
 Certification Pursuant To
 18 U.S.C. Section 1350
 As Added By
 Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Citizens Financial Services, Inc. (the "Company") on Form 10-K (the "Report") for the year ended December 31, 2022, as filed with the Securities and Exchange Commission, I, Stephen J, Guillaume, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Stephen J. Guillaume
By: Stephen J. Guillaume
Stephen J. Guillaume
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

Date:  March 9, 2023